OUTSOURCING SOLUTIONS INC.

Bonus Incentive Compensation Plan Description and Payout Guidelines

I.    Purpose

      Outsourcing Solutions Inc. (the Company) has created this Bonus Incentive Compensation Plan to provide significant cash incentives for executives, managers, and other key personnel to attain the Company's EBITDA objectives. The Plan is intended to provide financial recognition for the results these individuals achieve in exercising their judgement, initiative, and effort.

II.   Effective Date

      This Plan is effective January 1, 1998 and is intended to run annually thereafter, concurrent with the Company's fiscal year (January 1 - December 31).

III.  Participation

      Participation  in  the  Plan  is  limited  to  executives,   managers  and
      equivalent, and key professional personnel. Each year, senior management of the Company will recommend to the CEO the participants for that year.

      Once eligible, persons not employed in a designated position for a full calendar year will be eligible for incentive payments on a prorata basis for their period of participation. A person must be employed by September 30 in order to receive a prorata incentive payment for the calendar year.

      An individual must be on the payroll at December 31 in order to be eligible to receive an incentive payment for that year. Participants who terminate employment after December 31 but prior to the date when payouts are made will not receive an incentive payment except at the discretion of the CEO. Participants whose employment is terminated during the year as a result of retirement, disability, or death will be eligible for a prorata incentive payment.

      An employee is eligible to participate in only one Company incentive compensation plan at a time. Individuals participating in commission plans, override plans, or branch productivity plans are not eligible to participate in this Plan. Participants in this Plan are not eligible to participate in any other incentive plan.

IV.   Target Bonus Incentive Compensation Awards

      Target awards represent the percent of base salary at December 31 that would be paid when Consolidated Corporate, Business Unit, and Individual objectives are completely fulfilled. While these a wards may be adjusted when actual performance varies from planned performance, in no case may the adjustment exceed 150% of target. No awards will be paid when the Company's consolidated actual performance is 80% or less of the budgeted plan.

      Unbudgeted acquisition impact on target performance will be measured at a rate of 50% of incrementa EBITDA. Acquisition impac on targets will generally affect only the Consolidated Corporate Portion of the award. Acquisition impact will affect the Business Unit targets if the acquired entity becomes a part of the Business Unit.

V.    Performance Criteria

      A. Corporate Criteria: Represent X percent of total target award and will be determined on the percentage attainment of approved Consolidated Corporate EBITDA objectives.

         Actual vs. Plan*                Corporate Performance Adjustment Factor
         Less than 80% of Consolidated    0% Nocorporate, business unit, or
                                            individual  bonuses will be paid
                     80%                  70% of corporate target bonus
                     90%                  85% of corporate target bonus
                    100%                  100% of corporate target bonus
                    110%                  125% of corporate target bonus
                    120% or above         150% of corporate target bonus

         *Interpolated based on actual results; e.g., 98% actual performance vs. plan yields 97% of corporate target bonus.

      B. Business Unit Criteria: Represent Y percent of total target award and will be determined on the percentage attainment of approved business unit EBITDA objectives.

         Actual vs. Plan*            Business Unit Performance Adjustment Factor
         Less than 80%               0% No business unit bonus will be paid
                   80%               70% of business unit target bonus
                   90%               85% of business unit target bonus
                  100%               100% of business unit target bonus
                  110%               125% of business unit target bonus
                  120% and above     150% of business unit target bonus

         *Interpolated based on actual results; e.g., 98% actual performance vs. plan yields 97% of business unit target bonus.

      C. Individual Criteria: Represent Z percent of total target award and will be determined based on the attainment of individual objectives as judged by each participant's supervisor. Individual objectives will be weighted, with the total weight equal to 100% of the individual portion
         (Z) of the total target award. No corporate, business unit, or individual bonuses will be paid if actual Consolidated Corporate EBITDA is less than 80% of plan.

      D. Computation Examples:

          Assume: Vice President eligible for 20% target based on 40% corporate, 40% business unit and 20% individual:

          Base Salary:                  $80,000
          Target Award:                 20% of base or $16,000
               Corporate portion:       40% of $16,000 or $6,400
               Business unit portion:   40% of $16,000 or $6,400
               Individual portion:      20% of $16,000 or $3,200
          Minimum award:                0%
          Maximum award:                30% or $24,000

          1.  Performance Situation #1:

              Corporate performance 90% of plan,
                payout (85% x 6,400):                            $ 5,440
              Business unit performance 100% of plan,
                payout (100% x 6,400):                           $ 6,400
              Individual performance judged 110% of plan,
                payout (125% x 3,200):                           $ 4,000
                                                                 -------
                                                                 $15,840
                                                                 =======

          2.  Performance Situation #2:

              Corporate performance 110% of plan,
               payout (125% x 6,400):                            $ 8,000
              Business unit performance 100% of plan,
               payout (100% x 6,400):                            $ 6,400
              Individual performance judged 90% of plan,
               payout (85% x 3,200):                             $ 2,720
                                                                 -------
                                                                 $17,120
                                                                 =======

          3.  Performance Situation #3:

              Corporate performance 100% of plan,
               payout (100% x 6,400):                            $ 6,400
              Business unit performance 90% of plan,
               payout (85% x 6,400):                             $ 5,440
              Individual performance judged 75% of plan,
               payout (0% x 3,200):                              $     0
                                                                 -------
                                                                 $11,840
                                                                 =======

VI.   Bonus Incentive Compensation Pool

      A Bonus Incentive Compensation Pool will be accrued annually and will be allocated among participants based on a combination of corporate, business unit, and individual performance. The size of the pool will be determined annually based on Company and Business Unit performance against targets and the base salaries of the participants of the Plan.

VII.  Plan Administration

      Participation: In December of each year Management will compile a list of all employees eligible for the following year and submit it for review and approval by the CEO.

      Payouts: Payouts will be made in a single lump sum by March 31 of the following the year in which bonuses were earned.

VIII. Management Rights

      This Plan replaces all prior bonus incentive compensation plans. Outsourcing Solutions Inc. reserves the right to alter, amend, suspend, or terminate this Plan prospectively (and any other variable compensation plan) at any time without notice and without any future liability.

      Designation of job classification, salary grade, or an individual neither guarantees the individual a right to a bonus nor a right to continued employment. The payout guidelines and formulas described in Section V herein, as well as actual payouts recommended, may be adjusted, modified, or revised at any time at the discretion of the CEO subject to approval of the Board of Directors.

      An employee who is included in this Plan may be given certain individual performance objectives to achieve in order in qualifying for any bonus payment. Such objectives, and the standards by which achievement is measured, may vary from job-to-job, and will be determined at the start of each calendar year through discussions between the employee's supervisor and the employee, and must be approved by the supervisor's supervisor. Approved individual performance objectives must be submitted in writing to the CEO for approval no later than January 31 of the calendar year for which they apply. Such individual performance objectives may be reviewed and modified by meeting and co-signed agreement of the employee and the employee's supervisor at any time during the calendar year.